Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ingram Micro Holding Corporation of our report dated March 5, 2025 relating to the financial statements and financial statement schedule, which appears in Ingram Micro Holding Corporation's Annual Report on Form 10-K for the year ended December 28, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Irvine, California
November 12, 2025